Exhibit 24

Information Regarding Joint Filers

Designated Filer of Form 4: Alexandre “Alejandro” Weinstein Manieu

Date of Earliest Transaction Required to be Reported: September 29, 2021

Issuer Name and Ticker Symbol: Procaps Group, S.A. (PROC)

Names:	Alexandre “Alejandro” Weinstein Manieu and Hoche Partners Pharma Holding S.A.

Address:	Alexandre “Alejandro” Weinstein Manieu Calle 80 No. 78B-201 Barranquilla, Colombia 80004 Hoche Partners Pharma Holding S.A. 3A Val Sainte Croix Luxembourg, Luxembourg L-1371

Signatures:

The undersigned, Alexandre “Alejandro” Weinstein Manieu and Hoche Partners Pharma Holding S.A are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 3 with respect to the beneficial ownership of securities of Procaps Group, S.A.

ALEXANDRE “ALEJANDRO” WEINSTEIN MANIEU

/s/ Alexandre “Alejandro” Weinstein Manieu

Signature

Alexandre “Alejandro” Weinstein Manieu/Director

Name/Title

HOCHE PARTNERS PHARMA HOLDING S.A.

/s/ Roman Sokolowski

Signature

Roman Sokolowski/Director

Name/Title

STONEHAGE FLEMING CORPORATE SERVICE LUXEMBOURG S.A., DIRECTOR

/s/ Peter Egan

Signature

Peter Egan/Director

Name/Title

/s/ Ariane Vansimpsen

Signature

Ariane Vansimpsen/Director

Name/Title